Exhibit 99.3

Frontier Communications Corporation

Offer to Exchange

Up to $500,000,000 7.875% Senior Notes due 2015	Up to $1,100,000,000 8.250% Senior Notes due 2017	Up to $1,100,000,000 8.500% Senior Notes due 2020	Up to $500,000,000 8.750% Senior Notes due 2022

originally issued by New Communications Holdings Inc.,

for

a Like Principal Amount of $500,000,000 7.875% Senior Notes due 2015	a Like Principal Amount of $1,100,000,000 8.250% Senior Notes due 2017	a Like Principal Amount of $1,100,000,000 8.500% Senior Notes due 2020	a Like Principal Amount of $500,000,000 8.750% Senior Notes due 2022

that have been registered under the Securities Act of 1933

Pursuant to the Prospectus, dated                     , 2010

To Our Clients:

Enclosed for your consideration is a Prospectus dated                     , 2010 (the “Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Frontier Communications Corporation, a Delaware corporation (the “Company”), to exchange, upon the terms and subject to the conditions described in the Prospectus and the related Letter of Transmittal, an aggregate principal amount of up to $500,000,000 of registered 7.875% Senior Notes due 2015 (the “2015 Exchange Notes”), $1,100,000,000 of regisered 8.250% Senior Notes due 2017 (the “2017 Exchange Notes”), $1,100,000,000 of registered 8.500% Senior Notes due 2020 (the “2020 Exchange Notes”) and $500,000,000 of registered 8.750% Senior Notes due 2022 (the “2022 Exchange Notes” and, together with the 2015 Exchange Notes, the 2017 Exchange Notes and the 2020 Exchange Notes, the “Exchange Notes”), which will be freely transferable, for, respectively, its outstanding unregistered 7.875% Senior Notes due 2015 (the “Original 2015 Notes”), unregistered 8.250% Senior Notes due 2017 (the “Original 2017 Notes”), unregistered 8.500% Senior Notes due 2020 (the “Original 2020 Notes”) and unregistered 8.750% Senior Notes due 2022 (the “Original 2022 Notes” and, together with the Original 2015 Notes, the Original 2017 Notes and the Original 2020 Notes, the “Original Notes”), which have certain transfer restrictions.

The Exchange Offer is intended to satisfy certain obligations of the Company contained in the registration rights agreements entered into with respect to each series of Original Notes (the “Registration Rights Agreements”), dated April 12, 2010, among the Company and J.P. Securities Inc., as represenative to the several initial purchasers of the Original Notes.

This material is being forwarded to you as the beneficial owner of the Original Notes carried by us for your account but not registered in your name. A tender of such Original Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Original Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on                     , 2010 (such date and time, the “Expiration Date”), unless extended by the

Company. Any Original Notes tendered pursuant to the Exchange Offer may be withdrawn any time prior to the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Original Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

If you wish to have us tender your Original Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Original Notes, unless you obtain a properly completed bond power from us or arrange to have the Original Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the Exchange Offer made by the Company with respect to the Original Notes.

This will instruct you to tender the Original 2015 Notes, the Original 2017 Notes, the Original 2020 Notes or the Original 2022 Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Original Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Original 2015 Notes
7.875% Senior Notes due 2015

☐ Please do not tender any Original 2015 Notes held by you for the account of the undersigned.	(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

Aggregate Principal Amount of Original 2017 Notes
8.250% Senior Notes due 2017

☐ Please do not tender any Original 2017 Notes held by you for the account of the undersigned.	(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

Aggregate Principal Amount of Original 2020 Notes
8.500% Senior Notes due 2020

☐ Please do not tender any Original 2020 Notes held by you for the account of the undersigned.	(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

Aggregate Principal Amount of Original 2022 Notes
8.750% Senior Notes due 2022

☐ Please do not tender any Original 2022 Notes held by you for the account of the undersigned.	(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

Signature(s)

Please print name(s) here

Dated: , 2010

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the Original 2015 Notes, the Original 2017 Notes, the Original 2020 Notes or the Original 2022 Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Original 2015 Notes, the Original 2017 Notes, the Original 2020 Notes or the Original 2022 Notes held by us for your account.